EXHIBIT 3.2

SOUTHERN UNION COMPANY

(the “Company”)

AMENDED AND RESTATED BY-LAWS

(Dated March 26, 2012)

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meetings.  Annual meetings of stockholders of the Company (“stockholders”) for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at such time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors of the Company (the “Board of Directors”) and stated in the notice of the meeting or in a duly executed waiver of notice therefor.

Section 2. Special Meetings.  Special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the vote of a majority of the directors then in office or by the holders of not less than a majority of the voting power of all of the then-outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors.  Any such special meeting shall be held at such time and such place, either within or without the State of Delaware, as designated in the call of such meeting.

Section 3. Notice of Meetings.  At least ten (10) days before each meeting of stockholders, other than an adjourned meeting, written or printed notice, stating the time and place of the meeting and generally the nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote at the meeting, at such stockholder’s last known address as shown by the Company’s stock records.

Section 4. Record Date.  The Board of Directors shall fix a record date for determination of stockholders entitled to receive notice of and vote at each stockholders’ meeting, which such date shall not be more than sixty (60) days or less than ten (10) days before the date of the meeting; provided, however, that when a meeting is adjourned to another time, no new record date need be fixed for the adjourned meeting, unless the adjournment is for more than thirty (30) days.  In the absence of any action by the Board of Directors, the date upon which the notice is mailed shall be the record date.

Section 5. Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation of the Company dated as of March 26, 2012, as amended or restated from time to time thereafter (the “Certificate of Incorporation”), or by these By-Laws, a quorum for the transaction of business at any duly called meeting of stockholders shall be any number of stockholders, present in person or represented by proxy at the meeting, who together are the

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holders of at least a majority of the shares of issued and outstanding stock the holders of which are entitled to vote at the meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting.

(a) Election of Directors.  In voting for election of directors, the voting shall be by written ballot, and each stockholder shall have one vote for each full share of stock entitled to vote that is registered in such stockholder’s name on the record date for the meeting at which directors are to be elected.  Directors shall be elected by a plurality of the votes cast.

(b) Other Matters.  At all meetings of stockholders all questions except the election of directors, and except as otherwise expressly provided by the General Corporation Law of the State of Delaware (“DGCL”) or the Company’s Certificate of Incorporation, shall be determined by the vote of the holders of a majority of the stock having voting power represented at the meeting in person or by proxy.  The manner of voting (by ballot, voice vote or showing of hands) shall be at the discretion of the chairman of the meeting, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

Section 7. Adjournment of Meetings.  Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE II

DIRECTORS

Section 1. Powers.  The business, property and affairs of the Company shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 2. Number and Term of Office.  Except as otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be five (5); provided, however, that at all times the Board of Directors shall include at least one “Independent Director.”  An Independent Director shall mean a director of the Company who is not at the time of appointment and has not been at any time during the preceding five (5) years: (i) a stockholder, director, officer, employee or partner of the Company or an Affiliate (as defined herein); provided, however, that, subject to the other requirements herein, a person who, at the time of appointment or at any time during the preceding five (5) years, has served as an independent director of the Company or an Affiliate may be considered

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an Independent Director for the purposes hereof; (ii) a customer or supplier who has made payments to, or received payments from, the Company or an Affiliate for property or services in an amount that exceeds the greater of $1 million, or 2% of such other customer or supplier’s consolidated revenues; (iii) a person controlling or under common control with any such stockholder, director, officer, employee, partner, customer or supplier; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer or supplier.  Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause.  Any individual who is an officer of the Company is eligible to be a director of the Company provided that such individual will be deemed qualified to be a director only for so long as he or she remains an officer of the Company; if at any time during his or her term of office as a director, such individual resigns, retires or is removed from his or her position as an officer of the Company, then such individual shall automatically cease to be a director of the Company.

Section 3. Filling of Vacancies.  Subject to the rights of the holders of any class or series of any capital stock of the Company entitled to vote generally in the election of directors then outstanding, newly created directorships resulting from any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause.

Section 4. Place and Manner of Meetings.  The Board of Directors and any committee of the Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Members of the Board of Directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation constitutes presence in person at such meeting.

Section 5. Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, a Vice President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.  Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least twenty-four (24) hours before the special meeting.

Section 7. Action Without Meeting.  Any action that may be taken at a meeting of the Board of Directors or at any meeting of a committee of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or the committee and filed with the minutes of the

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proceedings of the Board of Directors or the committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 8. Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company.  The Board of Directors may designate one or more of the directors of the Company as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.  Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present, if a quorum exists, shall be the act of the Board of Directors except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these By-Laws.

Section 10. Compensation of Directors.  The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 1. General.  The officers of the Company shall include a President, a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint.  Such officers may include, without limitation, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries.  Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Company need not be stockholders of the Company nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Company.

Section 2. Removal and Vacancies.  Any officer may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Company would be

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served thereby.  All vacancies among the officers shall be filled by the Board of Directors, except that the Board of Directors in its discretion may abolish or leave unfilled when vacant any offices other than those required by applicable law.

Section 3. Powers and Duties.  The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 4. Voting Securities Owned by the Company.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman of the Board, if any, the President or any Vice President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and that, as the owner thereof, the Company might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE IV

CAPITAL STOCK

Section 1. Stock Certificates.  Each stockholder of the Company shall be entitled to one or more certificates, under the seal of the Company or a facsimile thereof, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by the stockholder in the Company; provided, however, that where such certificate is signed by a registrar acting on behalf of the Company, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company, or any officer or employee of the transfer agent, may be by facsimile.  In case any officer of the Company, or officer or employee of the transfer agent, who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Company, or officer or employee of the transfer agent, because of death, resignation, or otherwise, before the certificate is issued, such certificate shall nevertheless be deemed adopted by the Company and may thereafter be issued and delivered by the Company as though the person who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer of the Company, or officer or employee of the transfer agent.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or earlier claim to or interest in such share of shares on the part of any other person, whether or not it has actual or other notice thereof.

Section 2. Transfer of Shares.  The shares of stock of the Company shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and

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ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.

Section 3. Lost Certificates.  A new certificate or certificates of stock may be issued in the place of any certificate alleged to have been lost, stolen, mutilated, or destroyed theretofore issued by the Company upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated, or destroyed.  The Board of Directors may, in its discretion, require the owner or the owner’s legal representatives, as a condition precedent to the issue of a new certificate, in the case of a mutilated certificate, to surrender the mutilated certificate, or in the case of a lost, destroyed or stolen certificate, to give the Company a bond sufficient to indemnify it or its transfer agent, or both, against any claim that may be made on account of the alleged loss, destruction or theft of any such certificate or the issuance of any such new certificate.

Section 4. Dividends.  Subject to the provisions of law and the Certificate of Incorporation, dividends upon the capital stock of the Company to any class or series of shares thereof may be declared by the Board of Directors at any regular or special meeting, payable in cash, property or shares of the Company’s capital stock, at such times and in such amounts as the Board of Directors, in its sole discretion, may think appropriate and in the best interest of the Company.

ARTICLE V

EXECUTION OF DOCUMENTS AND INSTRUMENTS

Section 1. Deeds, Leases and Contracts.  Except as otherwise provided by these By-Laws, the Board of Directors, or any officers of the Company authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances.

Section 2. Checks, Drafts and Notes.  From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company.  Subject to Section 3 of this Article VI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal

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representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.  Subject to Section 3 of this Article VI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification.  Any indemnification under this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination).  Such determination shall be made,

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with respect to former directors and officers, by any person or persons authorized by the Board of Directors to act on the matter on behalf of the Company.  To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined.  For purposes of any determination under Section 3 of this Article VI, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise.  The term “another enterprise” as used in this Section 4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.

Section 5. Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance.  To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only

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upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article VI.

Section 7. Nonexclusitivity of Indemnification.  The indemnification provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VI but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.  The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 8. Insurance.  To the fullest extent permitted by the DGCL or any other applicable law, the Company shall undertake its best efforts to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.  Such insurance shall be in such coverage amounts, and on such terms, as from time to time approved by a majority of the directors.

Section 9. Certain Definitions.  For purposes of this Article VI, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued.  For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and

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beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

Section 10. Survival of Indemnification.  The rights to indemnification conferred by this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 11. Limitation on Indemnification.  Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 12. Indemnification of Employees and Agents.  The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in this Article VI to directors and officers of the Company.

Section 13. Effect of Amendment or Repeal.  Neither any amendment or repeal of any Section of this Article VI, nor the adoption of any provision of the Certificate of Incorporation or these By-Laws inconsistent with this Article VI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

SEPARATENESS

Section 1. Requirements.  The Company shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any natural person, corporation or other entity, government, or political subdivision, agency, or instrumentality of a government (each a “Person”), take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third persons that the Company is an entity with assets and liabilities distinct from those of any other person or entity.  Notwithstanding anything to the contrary herein or in any other document governing the formation, management or operation of the Company, the Company shall not, and neither the Board of Directors nor any other Person on behalf of the Company shall cause the Company to:

(i) alter the Company’s legal structure, including but not limited to a merger into or consolidation with any Person, unless (A) the by-laws of the surviving entity includes the provisions of this Article VII, Section 1 and Article VIII, Section 6,

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(B) the surviving entity is in compliance with the provisions of this Article VII, Section 1, and (C) the Company obtains the necessary regulatory approvals;

(ii) without the required vote of shareholders and the unanimous written consent of all directors of the Company, including, without limitation, each Independent Director, (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any creditors rights laws, (B) seek or consent to the appointment of a receiver, liquidator or any similar official, (C) take any action that might cause such entity to become insolvent, or (D) make an assignment for the benefit of creditors;

(iii) fail to observe all organizational formalities, or fail to maintain its separate existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable legal requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(iv) commingle its assets with the assets of any other Person;

(v) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company (each an “Affiliate”); provided, however, that the Company’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, if such consolidated financial statements expressly state that the Company is a separate legal entity and that it maintains separate books and records;

(vi) enter into any contract or agreement with any Person that is not an Affiliate other than on an arm’s-length basis, or with any Affiliate except upon terms that are no less favorable to the Company than the terms that could be obtained by the Company in a comparable transaction made on an arm’s-length basis between unaffiliated parties;

(vii) acquire obligations or securities of its Affiliates except upon terms that are no less favorable to the Company than the terms that could be obtained by the Company in a comparable transaction made on an arm’s-length basis between unaffiliated parties;

(viii) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate;

(ix) fail to hold its assets in its own name, its registered “doing business as” name, the name of a securities intermediary or a fiduciary;

(x) make any loans or advances to any Affiliate except upon terms that are no less favorable to the Company than the terms that could be obtained by the

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Company in a comparable transaction made on an arm’s-length basis between unaffiliated parties;

(xi) if and to the extent the Company is required to prepare its own tax return, fail to prepare its own tax return, separate and apart from any consolidated tax return prepared with an Affiliate;

(xii) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name, or its registered “doing business as” name, or fail to correct any known misunderstanding regarding its separate identity;

(xiii) fail to use solely its own name, or its registered “doing business as” name, for purposes of obtaining any required governmental registrations, licenses, and permits necessary to the conduct of its business;

(xiv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xv) fail to fairly and reasonably allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xvi) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

(xvii) fail to maintain a sufficient number of employees in light of its existing or contemplated business operations; or

(xviii) fail to remain qualified to do business in the states in which it does business, as required by law.

Failure of the Company, its directors or any other Person acting on behalf of the Company, to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of its shareholders or the directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal.  The corporate seal, if any, shall bear the name of the Company and the words “Corporate Seal, Delaware,” and shall be in such form as shall be prescribed by the Board of Directors from time to time.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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Fiscal Year.  The fiscal year of the Company shall end on December 31st of each year.

Section 2. Notices.  Whenever the provisions of statute, the Certificate of Incorporation or these By-Laws require notice to be given to any director or stockholder, such notice, if in writing, shall be deemed validly given if delivered personally or by depositing the same in a United States post office or letter box in a sealed postpaid wrapper addressed to the last known address of the director or to the address of the stockholder appearing on the Company’s stock records.  Notices so mailed shall be deemed to have been given at the time of their mailing.  Stockholders not entitled to vote at any meeting need not be given notice thereof except as otherwise provided by statute.

Section 3. Waiver of Notices.  Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4. Resignations.  Any resignation of a director shall be made in writing to the Board of Directors.  Any resignation of a member of a committee or officer shall be made in writing to the board of directors, the President or Secretary.  Any such resignations shall become effective in accordance with the DGCL.

Section 5. Amendment of By-Laws.  The stockholders, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, or the Board of Directors, by the affirmative vote of all the directors then in office, including, without limitation, each Independent Director, may at any meeting, if the substance of the proposed amendment shall have been stated in the notice of meeting, amend, alter or repeal any of these By-Laws.

Section 6. Severability.  In case any one or more of the provisions contained in these By-Laws shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and these By-Laws shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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